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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Airspan Networks Inc.1998 Stock Option and Restricted Stock Plan of the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and of our reports dated April 11, 2000, with respect to the consolidated financial statements and schedule of Airspan Networks Inc included Amendment No. 6 to the Registration Statement (Form S-1 No. 333-34514) of Airspan Networks Inc. filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young


London, England
September 6, 2000